EXHIBIT 10.25

                     ACCOUNTS RECEIVABLE PURCHASE AGREEMENT

         ACCOUNTS RECEIVABLE PURCHASE AGREEMENT (the "Agreement") dated as of May 19, 1996, between Castle 1st Dental Care, P.A., a Florida professional association ("Seller"), and Castle Dental Centers, Inc., a Delaware corporation ("Buyer").

         In connection with the Management Services Agreement of even date herewith, by and between Buyer and Seller (the "Management Agreement") and for other good and valuable consideration, Seller has agreed to sell and Buyer has agreed to purchase the Receivables (as defined below) pursuant to the terms of this Agreement. Any initially capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Management Agreement.

                                    ARTICLE I

                               SALE OF RECEIVABLES

         SECTION 1.1 PURCHASE AND SALE. Seller will sell to Buyer and Buyer will purchase all of Seller's present and future accounts receivable, chattel paper, instruments, general intangibles, and other rights to payment generated by Seller for billable dental services performed or to be provided in the future and claims for reimbursement or indemnification from Blue Cross/Blue Shield, managed care organizations, insurance companies and other third-party payors or fiscal intermediaries (the "Receivables"). The conveyance and general assignment of such Receivables by Seller to Buyer, which shall be without recourse to Seller, shall be made monthly by Seller as of the first day of each month as to all such Receivables arising during the course of the previous month. Such conveyance and general assignment shall be effected by virtue of the provisions of this Section 1.1, without further instrument of conveyance; and Seller hereby sells, transfers, assigns and conveys all such Receivables and proceeds with respect to he Receivables to Buyer as of the dates they arise or come into being.

         SECTION 1.2 PURCHASE PRICE . The price to be paid by Buyer to Seller for any Receivable purchased by Buyer pursuant to this Agreement shall be determined by Section 6.6 of the Management Services Agreement.

         SECTION 1.3 DOCUMENTS. Seller shall present to Buyer the best documentation or evidence available as to the existence of such Receivables (which, if requested, shall be endorsed, assigned or otherwise transferred to Buyer without recourse), together with any supporting records and any security or collateral therefor which is readily susceptible of delivery.


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                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         In order to induce Buyer to make purchases of Receivables, Seller represents and warrants to Buyer as set forth in this Article II.

         SECTION 2.1 ORGANIZATION, ETC. Seller is a professional association duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified and where failure to be so qualified will not have a material adverse effect on its business, financial position or results of operations or impair the enforceability of the Receivables.

         SECTION 2.2 CORPORATE POWER, AUTHORITY, ETC. The execution, delivery and performance by Seller of this Agreement and the other documents to be delivered by it hereunder, and the transactions contemplated hereby, are within Seller's corporate powers, have been duly authorized by all necessary corporate action and

        (a) do not contravene or constitute (with or without notice or lapse of time) a default under:

          (i) Seller's charter or by-laws;

          (ii) any law, rule or regulation applicable to Seller in any material respect;

          (iii) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on Seller or affecting its property in any material respect; or

          (iv) any order, rule writ, judgment, award, injunction, decree or regulation binding on Seller or affecting its property in any material respect; and

        (b) do not result in or require the creation of any material lien, security interest or other charge or encumbrance upon or with respect to any of its properties except as otherwise provided for in this Agreement.

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         No transaction contemplated hereby requires compliance with any bulk sales act or similar law. This Agreement and each of the other documents to be delivered by Seller hereunder have been duly executed and delivered on behalf of Seller.

         SECTION 2.3 DUE AUTHORIZATION, ETC. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Seller of this Agreement or the other documents to be delivered b it hereunder, EXCEPT for the filing of the UCC Financing Statements referred to in Section 3.1 which filings have been duly made and are in full force and effect.

         SECTION 2.4 VALIDITY, ENFORCEABILITY, ETC. Assuming due execution and delivery of this Agreement by Buyer, this Agreement is a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

         SECTION 2.5 LITIGATION ETC. There are no actions, suits or proceedings pending or, to the knowledge of Seller, threatened against or directly affecting Seller or this property before any court, governmental body, administrative agency or arbitrator in which there is a reasonable possibility of an adverse decision which would materially adversely affect the ability of Seller to perform its obligations under this Agreement.

         SECTION 2.6 OFFICES, ETC. The chief place of business and chief executive office of Seller is 29605 U.S. Highway 19N., Suite 180, Clearwater, Florida 34621 and the offices where Seller keeps all of its books, record and documents concerning the Receivables are located at 29605 U.S. Highway 19N., Suite 180, Clearwater, Florida 34621 or (or as notified to Buyer in accordance with Section 7.3) at such other locations in jurisdictions where all action required to perfect, protect or more fully evidence the ownership interests purchased hereunder or to enable Buyer to exercise or enforce any of its rights hereunder has been taken and completed.

         SECTION 2.7 OWNERSHIP. Seller owns the Receivables purchased hereunder free and clear of any lien, security interest, charge or encumbrance other than as contemplated herein or the Management Services Agreement. No effective financing statement or other instrument similar in effect covering all or any part of such Receivables is on file in any recording office, except such as may have been filed in favor of Buyer relating to this Agreement. As of the date hereof, there are no instruments or chattel paper representing Receivables. Seller has no trade names.

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         SECTION 2.8 TITLE, PERFECTION ETC. This Agreement creates a valid and perfected first priority ownership interest in the Receivables, and all filings and other actions necessary or desirable to perfect and protect such ownership interest have been duly taken.

                                   ARTICLE III

         SECTION 3.1 FINANCING STATEMENTS. Seller will, at its expense, file, and maintain the filing of, such financing statements or other documents as may be necessary or appropriate, under the Uniform Commercial Code as adopted in Florida and any other applicable laws, to perfect and preserve the rights of Buyer hereunder, and, if requested by Buyer, will furnish to Buyer from time to time opinions of its counsel that such filings have been made and operate to establish, preserve and protect Buyer's rights hereunder and in all Receivables sold pursuant hereto and to create and preserve an ownership interest in such Receivables, pursuant to the Uniform Commercial Code as adopted in Florida.

         SECTION 3.2       ADDITIONAL SPECIFIC ASSIGNMENT DOCUMENTATION.

                  (a) Seller agrees that, when and if it is a party to any insurance, managed care or similar contract pursuant to which Seller may have rights to payment for dental services performed or to be performed in the future and/or claims for reimbursement or indemnification, it will execute a specific assignment of the revenues under such contract in favor of Buyer substantially in the form attached hereto as Exhibit A or such other form as may be agreeable to Buyer and make reasonable effort to cause such assignment to be acknowledged and agreed to by the account party or other obligor on such contract.

                  (b) With respect to Receivables which are claims assigned to Seller by its patients against Blue Cross/Blue Shield, insurance companies, managed care organizations and other third-party payors or financial intermediaries (each an "account party"), Seller agrees to execute and deliver to Buyer the instruction notice letters addressed to substantially all the known account parties substantially in form attached hereto as Exhibit B ("Assignment Notice Letters"). Upon request of Buyer or Buyer's lender (NationsBank of Texas, N.A.), Seller, from time to time, will execute and deliver additional Assignment Notice letters as reasonably necessary to give all account parties notice of the assignments described therein.

         SECTION 3.3       FURTHER ASSURANCES.

                  (a) Seller agrees that from time to time, at the expense of Seller, Seller will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Buyer may reasonably request, in order to perfect and protect

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the ownership interest conveyed or purported to be conveyed hereby or to enable
Buyer to exercise and enforce its rights and remedies hereunder with respect to any Receivables purchased hereunder. Without limiting the generality of the foregoing, Seller will: (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or desirable, or as Buyer may request, in order to protect and preserve the ownership interest conveyed hereby; and (ii) if any such Receivable shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to Buyer hereunder such note, instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment all in form and substance satisfactory to Buyer.
                  (b) Seller hereby authorizes Buyer to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Receivables purchased hereunder without the signature of Seller where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering such Receivable or any part thereof shall be sufficient as a financing statement where permitted by law.

                  (c) Seller will furnish to Buyer from time to time statements and schedules further identifying and describing the Receivables purchased hereunder and such other reports in connection with such Receivables as Buyer may reasonably request, all in reasonable detail.

                                   ARTICLE IV

                          ADMINISTRATION AND COLLECTION

         SECTION 4.1 SETTLEMENT PROCEDURES, REPORTING, ETC. With respect to all billing collection matters, Seller and Buyer agree to comply with the terms and procedures set forth in Section 4.8 of the Management Agreement.

         SECTION 4.2       ACTIONS WITH RESPECT TO RECEIVABLES.

                  (a) Seller shall instruct all account debtors and obligors on Receivables to make all payments on Receivables directly to Buyer. All proceeds of Receivables which may from time to time come into the possession of Seller shall be held in trust for Buyer, segregated from the other funds of Seller, and delivered to Buyer immediately in the form received with any necessary endorsement, such delivery in no event to be later than one Business Day after receipt thereof by Seller.

                  (b) In connection with the foregoing, Buyer shall have the right at any time to take any of the following actions, in its own name or in the name of Seller: Notify any persons or entities

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which Buyer believes are account debtors and obligors on Receivables to make payments directly to Buyer; compromise or extend time of payment upon such terms as Buyer may determine; endorse the name of Seller on checks, instruments, or other evidences of payment on Receivables; make written or verbal requests for verification of amounts owing on Receivables from any persons or entities which Buyer believes are account debtors and obligors on Receivables; open mail addressed to Seller and, to the extent of checks or other proceeds of Receivables, dispose of same in accordance with this Agreement; take action in Buyer's name or Seller's name to enforce collection; and take all other action necessary to carry out this Agreement and give effect to Buyer's rights hereunder.

                                    ARTICLE V

                                    COVENANTS

         From the date of this Agreement until the six months after the date the Management Agreement ceases to be in full force and effect for any reason, Seller will perform the obligations set forth in this Article V.

         SECTION 5.1 COMPLIANCE WITH LAWS, ETC. Seller will comply in all material respects with all material laws, rules, regulations and orders applicable to it, its business and properties and all Receivables; such compliance shall include without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon Seller or upon its property except to the extent contested in good faith.

         SECTION 5.2 PRESERVATION OF CORPORATE EXISTENCE. Seller will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect the interests of Buyer hereunder or the ability of Seller to perform its obligations under this Agreement.

         SECTION 5.3 COMPLIANCE WITH LAWS. Seller will comply with all laws, rules and regulations and comply with all material contractual requirements of Blue Cross/Blue Shield, insurance companies, managed care organizations and other third-party payors or fiscal intermediaries who now or in the future are account parties of the Receivables, and take all such other action as is reasonably necessary to ensure that Receivables are payable without offset, defense or counterclaim.

         SECTION 5.4 KEEPING OF RECORDS AND BOOKS OF ACCOUNTS. Seller will maintain and implement, or cause to be maintained and implemented, administrative and operating procedures

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(including a reasonable ability to recreate substantially all material records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, or cause to be kept and maintained all books, records, documents and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each Receivable and all collection of and reductions or adjustments to each Receivable).

         SECTION 5.5 LOCATION OF RECORDS. Seller will keep its chief place of business and chief executive office, and the offices where it keeps its books, records and documents concerning the Receivables and all Contracts related thereto (including all original documents relating thereto), at the address of Seller specified in Section 2.6 or, upon 30 days' prior written notice to Buyer, at such other locations in a jurisdiction where all action required to perfect, protect or more fully evidence the ownership interests purchased hereunder or to enable Buyer to exercise or enforce any of its rights hereunder will have been taken and completed.

         SECTION 5.6 CREDIT AND COLLECTION POLICY. Seller will comply in all material respects with its Credit and Collection Policy in effect from time to time with regard to each Receivable.

         SECTION 5.7 SALE TREATMENT. Seller will account for the sale of the Receivables hereunder as a sale (consistent with generally accepted accounting principles then in effect) in its financial statements and other information and reports, including, without, limitation, filings with any governmental authority or regulatory body.

         SECTION 5.8 SALES, LIENS, OR ASSIGNMENTS OF PURCHASED RECEIVABLES. Seller will not, except as otherwise provided herein, sell, assign (by operation of law or otherwise)or otherwise dispose of, or create or suffer to exist any adverse claim or lien upon or with respect to, in any Receivable or assign any right to receive income or proceeds in respect thereof.

         SECTION 5.9 CHANGE IN BUSINESS: CREDIT COLLECTION POLICY, ETC. Seller will not make any material change in the character of its business or make any material change in its Credit and Collection Policy, as adopted form time to time, which would impair the collectibility of any Receivable.

         SECTION 5.10 OTHER AGREEMENTS. Seller will not enter into any agreement containing any provision which would be violated or breached by the performance of Seller's obligations hereunder or in connection herewith or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith, or any other instrument or document contemplated hereby.

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                                   ARTICLE VI

                                ATTORNEY-IN-FACT

         SECTION 6.1 BUYER APPOINTED ATTORNEY-IN-FACT. Seller hereby irrevocably appoints Buyer as Seller's attorney-in-fact, with full authority in the place and stead of Seller and in the name of Seller or otherwise, from time to time in Buyer's discretion, to take any action and to execute any instrument which Buyer may deem necessary or advisable to accomplish the purposes of this Agreement.

                                   ARTICLE VII

                                  MISCELLANEOUS

         SECTION 7.1 NO WAIVER. No failure or delay on the part of either party in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall nay single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

         SECTION 7.2 AMENDMENTS. This Agreement may be modified, amended, supplemented, or waived, only upon written agreement of the parties.

         SECTION 7.3 NOTICES. All communications and notices pursuant to this Agreement to any party shall be in writing and addressed or delivered or mailed to it at such address as a party may designate by notice to the other party, and shall be effective when received.

         SECTION 7.4 LIMITATION OF PERSONAL LIABILITY. Buyer shall have no recourse against any shareholder of Seller or against any liquidator of Buyer or any of their respective assets as a result of or relating to any representation, warranty, covenant, indemnity, or agreement of Seller under this Agreement and such shareholders and liquidators shall have no liability to Buyer in respect of the transactions contemplated herein; provided that (a) this provision shall not limit any liability or recourse resulting from gross negligence ow willful misconduct on the part of any of such shareholder or liquidators and (b) nothing herein shall limit the obligations and liabilities of Seller to Buyer or any of Buyer's recourses or rights against Seller.

         SECTION 7.5 HEADINGS. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

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         SECTION 7.6 GOVERNING LAW. The Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

         SECTION 7.7 COUNTERPARTS. The Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                                     1ST DENTAL CARE, P.A.



                                                     By:________________________
                                                     Name:______________________
                                                     Title:_____________________


                                                     CASTLE DENTAL CENTERS, INC.



                                                     By:________________________
                                                     Name:______________________
                                                     Title:_____________________

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